EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-8 of Universal Detection Technology of our report dated March 29, 2006 relating to the financial statements of Universal Detection Technology.
AJ. ROBBINS, P.C. CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
November 22, 2006